Exhibit 5.1

December 7, 2018

Alphatec Holdings, Inc.

5818 El Camino Real

Carlsbad, CA 92008

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Alphatec Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 of the Company (as amended or supplemented, the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “Commission”) on October 24, 2017, as amended on November 14, 2017, November, 13, 2018 and December 7, 2018, the preliminary prospectus included therein at the time the Registration Statement is declared effective (the “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the sale or resale of (a) up to $50,000,000 in aggregate principal amount of (i) one or more series of debt securities of the Company (the “Debt Securities”), which Debt Securities may include senior debt securities or subordinated debt securities issued under an indenture, including any supplemental indenture related thereto, and may be convertible into or exchangeable for shares of the Common Stock or Preferred Stock, (ii) shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), (iii) shares of the Company’s preferred stock, par value $0.0001 per share (“Preferred Stock”), (iv) warrants representing the right to purchase, upon exercise, shares of Common Stock, shares of Preferred Stock and/or Debt Securities (“Warrants”), and (v) units consisting of two or more of the Securities (as defined below) (“Units”), and (b) up to 845,000 shares of Common Stock to be offered for resale from time to time as described in the Registration Statement by certain selling stockholders identified in the Prospectus or in one or more prospectus supplements (the “Secondary Securities ” and together with the Primary Securities, the “Securities”).

The Registration Statement provides that the Securities may be offered in amounts, at prices, and on terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) or any related free writing prospectus (each, a “Free Writing Prospectus”).

SALT LAKE CITY | LEHI | OGDEN | ST. GEORGE | LAS VEGAS

December 7, 2018

In rendering the opinions expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents: (a) the Registration Statement; (b) the Amended and Restated Certificate of Incorporation of the Company, as amended to date (the “Certificate”), certified as true, accurate and complete by an officer of the Company in an officer’s certificate dated as of the date hereof (the “Opinion Certificate”); (c) the Restated By-laws of the Company, as amended to date (the “By-Laws” and together with the Certificate, the “Organizational Documents”), certified as true, accurate and complete by an officer of the Company in the Opinion Certificate; and (d) such other certificates, authorizing resolutions, certifications of officers of the Company, documents, and matters as we have deemed necessary and appropriate to render the opinions set forth in this opinion letter, subject to the limitations, assumptions, and qualifications noted below.

In examining such documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), the absence of other agreements or understandings among the parties that would modify the terms of the proposed transactions or the respective rights or obligations of the parties thereunder, and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power and authority (corporate, trust, partnership or other) to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action (corporate, trust, partnership or other) and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties.

We further assume that:

A.    The issuance, sale, amount and terms of the Primary Securities to be offered from time to time by the Company will be authorized and determined by proper action of the Board of Directors (or where permitted, a committee of the Board of Directors) of the Company (each, a “Board Action”) in accordance with the Company’s Organizational Documents and applicable law, in each case so as not to result in a default under or breach of any instrument, document or agreement binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.

B.    Prior to the issuance of any shares of Common Stock, either in connection with the Primary Securities or the Secondary Securities, there will exist, under the Certificate, the requisite number of authorized but unissued shares of Common Stock.

C.    For shares of Common Stock represented by stock certificates (“Stock Certificates”), appropriate Stock Certificates representing shares of Common Stock will be executed and delivered upon issuance and sale of any such shares of Common Stock, and will comply with the Certificate and By-Laws and applicable law.

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D.    A definitive purchase, underwriting, or similar agreement, and any applicable indenture (including any supplemental indenture) or warrant agreement, and any other relevant agreement relating to the terms and the offer and sale of the Securities, will have been duly authorized, executed and delivered by the Company and the other parties thereto, and the specific terms of such Securities will have been duly established in conformity with the applicable agreement and the Organizational Documents of the Company (if applicable) and in accordance with all applicable law and shall constitute a valid and binding obligation of each party thereto (other than the Company).

E.    The Registration Statement will have been declared effective and will remain effective under the Securities Act at all times during which the Securities are sold thereunder.

F.    At the time of the issuance of any Securities, the Company will be a validly existing corporation under the law of its jurisdiction of incorporation and the will have full power and authority, corporate and otherwise, to create and issue the Securities and create the obligations thereunder.

G.    All of the foregoing actions to be taken by the Company will have been taken so as not to violate any applicable law and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company or any of its property. the Securities shall have been issued and sold in compliance with applicable U.S. federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable prospectus supplement.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that

1.    When (i) the terms of any Debt Securities and their issuance and sale have been duly authorized by all necessary corporate action of the Company and (ii) such Debt Securities have been duly executed, authenticated and delivered against payment of the purchase price therefor in accordance with the applicable definitive purchase, underwriting or similar agreement, as contemplated by the Registration Statement, and in the manner provided for in the applicable indenture, such Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

2.    When (i) the issuance and sale of any shares of Common Stock have been duly authorized by all necessary corporate action of the Company and (ii) such shares have been issued and delivered against payment of the purchase price therefor (in an amount in excess of the par value thereof) in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, such shares of Common Stock will be validly issued, fully paid and nonassessable.

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3.    When (i) the terms of any Preferred Stock of a particular series and their issuance and sale have been duly authorized by all necessary corporate action of the Company, (ii) a certificate of designations with respect to such series of Preferred Stock has been duly adopted by the Company and filed with the Secretary of State of the State of Delaware and (iii) such shares of Preferred Stock have been issued and delivered against payment of the purchase price therefor (in an amount in excess of the par value thereof) in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

4.    When (i) the terms of any Warrants and their issuance and sale have been duly authorized by all necessary corporate action of the Company and (ii) such Warrants have been duly executed, countersigned and delivered in accordance with the applicable warrant agreement and against payment of the purchase price therefor in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, such Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5.    When (i) the terms of any Units (including the terms of the component Securities) and their sale have been duly authorized by all necessary corporate action of the Company and (ii) any Units have been duly executed (if the Units are represented by a separate instrument) and delivered in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, such Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

6.    The Secondary Securities have been duly authorized by all necessary corporate action of the Company, and when issued, paid for, sold, and delivered in accordance with the terms of the applicable warrant(s), and as described in the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an underwriting agreement, will be validly issued, fully paid, and non-assessable.

The opinions set forth herein are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors’ rights generally; (ii) the effects of general equitable principles, whether enforcement is considered in a proceeding in equity or law; (iii) an implied covenant of good faith and fair dealing; (iv) the discretion of the court before which any proceeding for enforcement may be brought; and (v) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to the public policy. We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or

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defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.

This opinion letter is being furnished to the Company solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be used, quoted, or otherwise referred to for any other purpose or by any other person, firm, or corporation without, in each instance, our prior written consent.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are specifically limited to the General Corporation Law of the State of Delaware, and with respect to the opinions set forth in numbered paragraphs 1, 4 and 5, the internal laws of the State of New York, and the federal laws of the United States of America and are as of the date hereof. We assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Very truly yours,

/S/ DURHAM JONES & PINEGAR, P.C.